Agent Program

Terms & Agreement

Agent Agreement

Agent Program

Terms & Agreement

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (“Agreement”) is made as of 10th October, 2018  (“Effective Date”) by and between ePaymints, LLC and AltCUBE, LLC (hereinafter referred to as “AGENT”).

RECITAL

The parties desire to enter into an arrangement whereby AGENT will provide certain referral services to ePaymints and its affiliates (“ePaymints Entities”).

This agreement supersedes any other relation or agreement previously executed with all parties

1.    SERVICES.

(a)           Referral Services. During the term of this Agreement, AGENT will refer prospective merchants (“Referred Merchants”) wishing to utilize the credit card, debit card, gift card, loyalty card, leasing, ACH, POS equipment, software and related goods and services (the “ePaymints Services”) of the ePaymints Entities (or third- party vendors) with whom none of the ePaymints Entities have contractual business relationships in writing prior to the date of such referral by AGENT. Any potential referral will be submitted by AGENT to ePaymints in writing, which submission may be provided via email. Any potential referral must be accepted by ePaymints in writing, which may include acceptance via email.

(b)         Referrals. AGENT may provide Referred Merchants with written materials (or online information) about ePaymints or ePaymints Services which have either been provided or approved in advance by ePaymints. Upon ePaymints request, AGENT will use its reasonable efforts to assist ePaymints in making additional contact or solicitation of the Referred Merchants. ePaymints is under no obligation to consider any Referred Merchant and any Referred Merchant is subject to ePaymints approval or rejection as ePaymints in its sole discretion deems appropriate. Reasonable notice shall be provided to AGENT upon such approval or rejection. A potential referral submitted by AGENT and accepted by ePaymints as set forth above shall be considered a “AGENT Referral”. ePaymints may, in its sole and absolute discretion, determine whether or not to refer to any Provider a Merchant referred by Referrer. Referrer acknowledges and agrees that even if ePaymints refers a Merchant to Provider, the Provider has sole and absolute discretion as to whether or not the Provider will enter into an agreement with the Merchant pursuant to which the Provider will provide services.

(c)         Merchant Agreement. Merchants will be presented by ePaymints or AGENT with an online or written application and/or agreement that will govern the relationship between the Referred Merchants, ePaymints and its vendors in regard to the ePaymints Services. ePaymints will work closely with AGENT to meet the needs of the Referred Merchants who sign a Merchant Agreement and utilize the ePaymints Services (a “Boarded Merchant”) and will deal with all pricing and fee issues with flexibility and concern for the protection of their relationship with AGENT. Boarded Merchants will have individual contracts with a ePaymints Entity or a third-party vendor (“Merchant Agreements”) that fully define the ePaymints Services and related provisions.

(d)         Acknowledgement; Covenants. AGENT acknowledges that all Referred Merchants are to be approved by ePaymints and its vendors in their sole discretion and Referred Merchants will be able to utilize the ePaymints Services effective only upon such approval. AGENT will not make any promise to or create any impression with a prospective Referred Merchant that it will be approved prior to review and approval. AGENT acknowledges that all aspects of the ePaymints Services are subject to the management and approval of ePaymints and its vendors and AGENT shall make no representations to the contrary. Each party will comply in all material respects with all laws, rules and regulations which are applicable to the performance of its obligations under this Agreement.

(e)         Non-Exclusive Services. Notwithstanding anything to the contrary set forth in this Agreement or otherwise, (i) during the term of this Agreement, AGENT, its principals and its affiliates (each, a “Subject Person”) are allowed to enter into any agreement to solicit Referred Merchants for the merchant-acquiring program of any bank or financial institution other than the ePaymints Entities and their respective affiliates and vendors and (ii) in no way

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shall this Agreement or the covenants, restrictions or other agreements set forth herein in any way restrict, impact or otherwise make liable any member or other equity holder of AGENT in any capacity that such Subject Person may have other than as an officer, agent, member or equity holder of AGENT. Further, and for the avoidance of doubt, in no way shall this Agreement restrict or otherwise apply to any employer or affiliate of any Subject Person or such Subject Person in his or her capacity as an employee thereof.

2.        FEES. ePaymints will compensate AGENT for AGENT’s referral services as described in this Section 2.

(a)     Referral Fee. ePaymints will pay AGENT a referral fee (the “Referral Fee”) equal to the greater of (i) one basis point (0.01%) on “merchant bank card volume” (as such term is commonly understood by the parties hereto) and (ii) fifty percent (50%) of ePaymints Net Revenue finally paid to and received by the ePaymints Entities from Boarded Merchants; provided, however, such Referral Fee may be increased or decreased with the written approval of each party hereto to accommodate a proposed transaction with a Referred Merchant. For purposes of this Agreement, “Net Revenue” means, for any period of time, any and all processing and other fees and charges received by ePaymints Entities with respect to a Boarded Merchant less any and all costs, expenses and losses attributable to such Boarded Merchant by ePaymints (which shall, for the avoidance of doubt, include any such agreed upon amounts actually paid in cash by ePaymints to any of AGENT’s referring partners as a fee in connection with a AGENT Referral).

(b)     Fee Deliverables; ePaymints shall calculate the Net Revenue on AGENT Referrals monthly, and shall deliver to AGENT within thirty (30) days of each month-end.

(c)     Payment. Each month, ePaymints shall pay AGENT Referral Fees for those AGENT Referrals on which ePaymints received payment in the immediately preceding calendar month.

3.        INDEPENDENT CONTRACTOR. The parties’ relationship shall be that of independent contractors, and nothing in this Agreement shall be construed to create a partnership, agency, joint venture, or employer-employee relationship. Neither party is an agent of the other, nor is neither party authorized to make any representations or commitments on behalf of the other. AGENT is solely responsible for all taxes relating to its performance of services and receipt of payments hereunder.

4.  CONFIDENTIALITY.

(a)         The party receiving Confidential Information (the “Receiving Party”) from the other party (the “Disclosing Party”) will not use any Confidential Information of the Disclosing Party for any purpose not expressly permitted by this Agreement, and will disclose the Confidential Information of the Disclosing Party only to the employees or contractors of the Receiving Party who have a need to know such Confidential Information for purposes of this Agreement and who are under a duty of confidentiality no less restrictive than the Receiving Party’s duty hereunder. The Receiving Party will protect the Disclosing Party’s Confidential Information from unauthorized use, access, or disclosure in the same manner as the Receiving Party protects its own confidential or proprietary information of a similar nature and with no less than reasonable care. “Confidential Information” means all business or technical information of the parties that is considered by the parties as proprietary and confidential and is not generally known to the public, including, but not limited to, software, documentation, algorithms, devices, compilations of information, techniques or processes, inventions, products and their pricing, manufacturing processes, designs, artwork, information related to suppliers, information about business relationships between the parties and third parties, the terms of this Agreement, all of the trade secrets, business and financial information, source code, machine and operator instructions, business methods, procedures, know-how and other information of every kind that relates to the business of either party or its affiliates and is marked or identified as confidential, or disclosed in circumstances that would lead a reasonable person to believe such information is confidential.

Confidential Information shall not include information: (a) already lawfully known to the Receiving Party at the time of disclosure by the Disclosing Party; (b) disclosed to the Receiving Party by a third party who had the right to make such disclosure without any confidentiality restrictions; (c) generally available to the public, through no fault of the Receiving Party; or (d) independently developed by the Receiving Party without access to, or use of, the Disclosing Party’s Confidential Information. In addition, the Receiving Party will be allowed to disclose Confidential Information of the Disclosing Party to the extent that such disclosure is: (i) approved in writing by the Disclosing

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Party; (ii) necessary for the Receiving Party to enforce its rights under this Agreement in connection with a legal proceeding; or (iii) required by law or by the order of a court or similar judicial or administrative body, provided that the Receiving Party notifies the Disclosing Party sufficiently in advance of the required disclosure.

(b)                Further, ePaymints agrees that it will not disclose to the public or to any person not a party to this Agreement at such time, and agrees to keep confidential, (i) the existence or terms of this Agreement, (ii) the relationship of the parties hereto, (iii) the status of any discussions between the parties without prior written approval of the other party or (iv) the fact that the parties are engaged in discussions related to the terms hereof or (v) the fact that AGENT has or may provide Confidential Information to ePaymints, and the terms of any proposal, offer or communication of interest by either party to the other (collectively, “Non-Disclosure Provisions”).

(c)                Each party agrees that monetary damages may not be an adequate remedy for improper disclosure or use of Confidential Information and that the Disclosing Party shall be entitled to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction, without waiving any other right or remedy and without the need to post any bond, and that the Receiving Party shall not resist an application for such relief on the ground that the Disclosing Party has an adequate remedy at law. Further, ePaymints acknowledges and agrees that AGENT and/or its affiliates may suffer irreparable harm from any breach or violation of the

Non-Disclosure Provisions. The parties’ obligation under this Section 4 shall survive termination of this Agreement and shall continue in effect in accordance with their terms.

5.  TERM AND TERMINATION.

(a)                Term and Termination. The initial term of this Agreement will be three (3) years and will renew automatically thereafter for one (1) year terms unless either party gives written notice of termination at least thirty (30) days prior thereto. Either party may terminate this Agreement for material breach not remedied within thirty (30) days of receipt of written notice identifying in reasonable detail the reasons for such breach. ePaymints may terminate this Agreement immediately upon notice (i) should any of Visa, MasterCard, NACHA or similar entity (an “Association”) so require, (ii) if required by its member bank, an Association or by law to terminate this Agreement. Following any termination of this Agreement, all materials and other tangible objects containing or representing Confidential Information (as defined below) which have been disclosed by either party to the other party, and all copies thereof which are in the possession of the other party, shall be and remain the property of such party and shall be promptly returned to such party.

(b)           Compensation to AGENT Following Termination. Unless this Agreement is terminated following a material breach of the terms of this Agreement as determined by a court of competent jurisdiction, ePaymints agrees to make payments to AGENT as set forth in this Agreement for any Boarded Merchant for any period of time during which such Boarded

Merchant continues to generate revenue to ePaymints. ePaymints shall have no further obligation to make any payments to AGENT under this Agreement once AGENT’s monthly payment falls below fifty dollars ($50.00).

6.              LIABILITY; LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER THIRD PARTY FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, INCIDENTAL, RELIANCE, OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ePaymints

SERVICES, WHETHER FORESEEABLE OR UNFORESEEABLE, AND WHETHER BASED ON BREACH OF ANY EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, MISREPRESENTATION, NEGLIGENCE, STRICT LIABILITY IN TORT, OR OTHER CAUSE OF ACTION (INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOSS OF DA T A, GOODWILL, PROFITS, INVESTMENTS, USE OF MONEY, OR USE OF FACILITIES; INTERRUPTION IN USE OR AVAILABILITY OF DATA; STOPPAGE OF OTHER WORK OR IMPAIRMENT OF OTHER ASSETS; OR LABOR CLAIMS), EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. OTHER THAN WITH RESPECT TO AMOUNTS OWING TO AGENT IN RESPECT OF REFERRAL FEES PAYABLE PURSUANT TO THIS AGREEMENT, NEITHER PARTY’S TOTAL LIABILITY TO THE OTHER PARTY OR ANY THIRD PARTY ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL EXCEED TEN THOUSAND DOLLARS ($10,000.00) REGARDLESS OF WHETHER ANY ACTION OR CLAIM IS BASED ON WARRANTY, CONTRACT, TORT OR OTHERWISE.

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7.        INDEMNIFICATION. Each party agrees to indemnify, defend, and hold harmless the other party, its employees, members, directors, managers, officers or agents from and against any actual out-of pocket loss, liability, damage, penalty or expense (including reasonable and documented attorneys’ fees) they may suffer or incur as a result of (i) any failure by the party or any employee, agent or affiliate of the party to comply with the terms of this Agreement; (ii) any warranty or representation made by the party being false or misleading; (iii) any representation or warranty made by the party or any employee or agent of the party to any third person other than as specifically authorized by this Agreement, (iv) the manner or method in which the party performs its services pursuant to this Agreement, (v) negligence of the party or its subcontractors, agents or employees, or (vi) any alleged or actual violations by the party or its subcontractors, employees or agents of any governmental laws, regulations or rules.

8.  INTELLECTUAL PROPERTY.

(a)     Trademarks. Subject to the limitations in this Agreement, ePaymints grants AGENT the nonexclusive right and license to use ePaymints trademarks (the “Trademarks”), as provided from ePaymints to AGENT, during the term of this Agreement solely in conjunction with referring clients to ePaymints Entities. ePaymints grants no rights in the Trademarks or in any other trademark, trade name, service mark, business name or goodwill of ePaymints except as   licensed hereunder or by separate written agreement of the parties. AGENT agrees that it will not at any time during or after this Agreement assert or claim any interest in or do anything that may adversely affect the validity of any Trademark or any other trademark, trade name or product designation belonging to or licensed to ePaymints (including, without limitation registering or attempting to register any Trademark or any such other trademark, trade name or product designation). During the term of this Agreement, AGENT agrees not to use any trademark, trade name or product name confusingly similar to a trademark, trade name or product name of ePaymints, except for the Trademarks expressly licensed hereunder. Upon expiration or termination of this Agreement, AGENT will immediately cease all display, advertising and use of all of the Trademarks and will not thereafter use, advertise or display any trademark, trade name or product designation which is, or any part of which is, similar to or confusing with any Trademark or with any trademark, trade name or product designation associated with ePaymints.

(b)         Intellectual Property. “Intellectual Property” means all of the following owned by a party: (i) trademarks and service marks (registered and unregistered) and trade names, and goodwill associated therewith; (ii) patents, patentable inventions, computer programs, and software; (iii) databases; (iv) trade secrets and the right to limit the use or disclosure thereof; (v) copyrights in all works, including software programs; and (vi) domain names. The rights owned by a party in its Intellectual Property shall be defined, collectively, as “Intellectual Property Rights.” Other than the express licenses granted by this Agreement, ePaymints grants no right or license to AGENT by implication, estoppel or otherwise to the ePaymints Services or any Intellectual Property Rights of ePaymints. Each party shall retain all ownership rights, title, and interest in and to its own products and services (including in the case of ePaymints, in the ePaymints Services) and all intellectual property rights therein, subject only to the rights and licenses specifically granted herein. ePaymints (and not AGENT) shall have the sole right, but not the obligation, to pursue copyright and patent protection, in its sole discretion, for the ePaymints Services and any Intellectual Property Rights incorporated therein. AGENT will cooperate (at the sole-expense of ePaymints) with ePaymints in pursuing such protection, including without limitation executing and delivering to ePaymints such instruments as may be required to register or perfect ePaymints interests in any Intellectual Property Rights and any assignments thereof.

AGENT shall not remove or destroy any proprietary, confidentiality, trademark, service mark, or copyright markings or notices placed upon or contained in any materials or documentation received from ePaymints in connection with this Agreement.

9.            REPRESENTATIONS. Each party hereto represents and warrants to the other party that: (a) it has the full power and authority to execute, deliver and perform this Agreement and that this Agreement is valid, binding and enforceable against such party in accordance with its terms and no provision requiring such party’s performance is in conflict with such party’s obligations under any charter or any other agreement (of whatever form or subject) to which such party is a party or by which it is bound; (b) except as otherwise disclosed in writing on or before the effectiveness of this Agreement, neither party nor any principal has been subject to any (i) criminal conviction (excluding traffic misdemeanors or other petty offenses); (ii) bankruptcy filings; (iii) Internal Revenue Service liens; (iv) federal or state regulatory administrative or enforcement proceedings; or (v) restraining order, decree, injunction or judgment in any proceeding or lawsuit alleging fraud or deceptive practices.

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10.        NOTICES. All notices and other communications required or permitted under this Agreement shall be in writing and given by personal delivery, telecopy (confirmed by a mailed copy), or first class mail, postage prepaid to the applicable address set forth on the signature pages hereto or such other address as is communicated to the other party from time to time after the Effective Date.

11.        MUTUAL COOPERATION. The parties agree to cooperate with each other to implement the purpose of this Agreement and in carrying out their respective obligations.

12.        GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to conflicts of laws principles). The parties hereby consent to the sole and exclusive jurisdiction to the state and federal courts located in (a) Arizona for any dispute arising out of this Agreement brought by AGENT and (b) Florida for any dispute arising out of this Agreement brought by ePaymints. Each party hereby agrees that such courts shall have exclusive personal jurisdiction and venue with respect to such party, and each party hereby submits to the exclusive personal jurisdiction and venue of such courts.

13.        ATTORNEY’S FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and costs, including expert witness fees and fees on any appeal.

14.        ENTIRE AGREEMENT; WAIVERS. This Agreement constitutes the entire agreement between the parties as to the subject matter hereof. Unless otherwise specifically provided in this Agreement, a modification, amendment or waiver of any provision of this Agreement shall be effective only when the same shall be in writing and signed by a duly authorized officer of each of the parties, and only in the specific instance and for the purpose for which given. Neither failure nor delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver of such right, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privilege.

15.          ASSIGNMENT. Neither party can assign this Agreement without the prior written consent of the other party.

16.          AMENDMENTS. Except as otherwise provided in this Agreement, no provision of this Agreement may be amended, modified or waived except by a written agreement signed by both parties.

17.          SEVERABILITY. Any provision of this Agreement which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability, without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

18.          BINDING EFFECT. This Agreement shall be binding upon and inure to the benefits of the parties hereto, their respective successors and assigns.

19.          COUNTERPARTS/ELECTRONIC SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument. The signatures to this Agreement may be evidenced by facsimile or email (.pdf or otherwise) copies reflecting the party’s signature hereto, and any such electronic copy shall be sufficient to evidence the signature of such party as if it were an original signature.

20.          DRAFTING. No provision of this Agreement shall be construed against any party merely because that party or counsel drafted or revised the provision in question. All parties have been advised and have had an opportunity to consult with legal counsel of their choosing regarding the force and effect of the terms set forth herein. This Agreement shall be deemed to be jointly prepared by the parties and therefore any ambiguity or uncertainty shall be interpreted accordingly.

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Referral companies include the following but not limited to:

1.      mCig Group – Paul Rosenberg and any business related

2.      FarmOnFoundation – Tessa Edick and any business related

3.      Knuckles Container – Tommy Middleton

4.      CARO Marketing – Caroline Rothwell and any business related

5.      KBL Cosmetics – Helga Arminak and any business related

6.      APO Holdings – Michel Attias and any business related

7.      Haultail PUT – Bruce Williams, Cari Kost

IN WITNESS THEREOF, this Agreement has been duly executed by the parties hereto as of the Effective Date.

“ePaymints”

ePaymints, LLC

By:___________________________ Name: Jodi Durst

Its: CEO

Date: 10/10/2018 | 12:00:17 PDT

“AGENT”

Altcube, LLC

By:_____________________________Name: Adrian McDermott

Its: Operational Director

Date: 10/10/2018 | 10:37:24 PDT

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INDEPENDENT CONTRACTOR/AGENT INFORMATION PAGE CONTACT INFORMATION

1.      Company Name (if applicable):  altCUBE, LLC

2.      Agent Name: altCUBE, LLC

3.      Title: Agent

4.      Address: 1621 Central Avenue,

5.      City: Cheyenne

6.      State: Wyoming

7.  Zip: 82001

8.  Mobile Phone: +44(0) 7909987728

9.      Email Address: amcdermott@altcube.com

10. Website Address (if applicable): www.altcube.com

11. Social Security Number or EIN: 83-1403581

BANK INFORMATION

1.      Bank Name: Bank of America

2.      Transit Routing Number: 021000322

3.      Account Number: 483076439671

Please scan and email back the Signed Agreement along with a Completed W9 to:

jdurst@epaymints.com

Agent Program Terms & Agreement

If you have any questions, please contact me at: 206.484.2960